For Period ended 11/30/07                                         Series 13 & 21
File Number 811-7852

Sub-Item 77Q1(e): Exhibits
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The text of the  amendments  described in the answers to sub-item 77Q1 referring to amended investment advisory contracts shall hereby be incorporated by reference. Please refer to the Registration Statement Post Effective Amendment Filing #25 on Form N-1A dated July 26, 2007 and the Registration Statement Post Effective Amendment Filing #29 on Form N-1A dated November 26, 2007 for USAA Mutual Funds Trust.